Exhibit 99.1

For:	Immediate Release	Contact:	Brett Bauer
	January 19, 2023		574-235-2000

1st Source Corporation Reports Record Annual Earnings,
Cash Dividend Declared, History of Increased Dividends Continues
FULL YEAR AND QUARTERLY HIGHLIGHTS
•Net income was a record $120.51 million for the year of 2022, up 1.67% from 2021 and was $31.07 million for the fourth quarter of 2022, down 5.10% from the previous quarter and up 12.07% from the fourth quarter of 2021. Diluted net income per common share was a record $4.84 for the year of 2022, up 2.98% from 2021 and was $1.25 for the fourth quarter of 2022, down 5.30% from the previous quarter and up 12.61% from the prior year’s fourth quarter.
•Cash dividend of $0.32 per common share was approved, up 3.23% from the cash dividend declared a year ago.
•Average loans and leases net of Paycheck Protection Program (PPP) loans grew $402.04 million in 2022, up 7.82% from 2021 and grew $215.70 million during the fourth quarter, up 3.84% (15.36% annualized growth) from the previous quarter.
•Tax-equivalent net interest income was $264.10 million for the year, up 11.39% from 2021 and was $71.67 million in the fourth quarter, up 3.70% from the previous quarter and up 19.10% from the fourth quarter of 2021. Tax-equivalent net interest margin was 3.45% for 2022, up 22 basis points from 2021 and was 3.69% for the fourth quarter of 2022, up nine basis points from the prior quarter and up 60 basis points from the fourth quarter of 2021.
•Due to strong loan growth, $13.25 million was provided and charged against earnings to the provision for credit losses for the full year of 2022 compared to the recognition of a $4.30 million recovery in the provision for credit losses during 2021. During the fourth quarter, $5.34 million was recognized in the provision for credit losses compared to a provision of $3.17 million in the previous quarter and a recovery in the provision of $1.12 million in the fourth quarter of 2021.
South Bend, IN — 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported record net income of $120.51 million for 2022, an increase of 1.67% compared to $118.53 million earned in 2021. Fourth quarter net income was $31.07 million, an increase of 12.07% compared to $27.72 million earned in the fourth quarter of 2021. Diluted net income per common share for the year was a record $4.84, up 2.98% from the $4.70 earned a year earlier. Diluted net income per common share for the fourth quarter was $1.25, up 12.61% from the $1.11 earned in the fourth quarter of the previous year.
At its January 2023 meeting, the Board of Directors approved a cash dividend of $0.32 per common share, up 3.23% from the $0.31 per common share declared a year ago. The cash dividend is payable to shareholders of record on February 6, 2023 and will be paid on February 16, 2023.

Christopher J. Murphy III, Chairman and Chief Executive Officer, commented, “We are pleased to announce record net income for the second year in a row and we reached our 35th consecutive year of dividend growth. We were able to grow average loans and leases by $402.04 million or 7.82% net of PPP from 2021. Given such strong loan and lease growth, we added $13.25 million to our provision for credit losses during the year compared to a $4.30 million recovery of provision for credit losses recorded during 2021. Our tax-equivalent net interest margin was 3.45% for the year compared to 3.23% in the prior year. As mentioned previously, the expansion in our net interest margin has largely been the result of seven Federal Reserve rate increases during 2022. We are hopeful that these rate increases will successfully stymie historically elevated levels of inflation but anticipate pressure on our net interest margin as we move forward into 2023. Our credit quality remained stable as we had net charge-offs to average loans and leases of only 0.03% in 2022 compared to 0.16% in 2021. I am extremely proud my colleagues were able to achieve such positive results during 2022.
“I am pleased also to report the U.S. Small Business Administration (SBA), Indiana District, recently recognized 1st Source Bank with a Gold Level Award in the Community Lender category for the tenth consecutive year. The award honors 1st Source Bank for delivering the greatest number of SBA loans in Indiana in 2022 among Community Banks with less than $10 billion in assets. Over the last decade our team members have proven their commitment to our values and mission in serving our business clients well. This award is a tremendous testament to them and the trust our clients have put in us, and we are proud to support our clients as they strive to start, grow and expand their community-based businesses.
“Lastly, as recently reported, our Board of Directors made two promotions with an eye on the future of our organization. Effective December 1, 2022, Andrea G. Short, President of 1st Source Bank also became the Bank’s CEO. In her new role, Ms. Short has Personal Banking, Business Banking, Specialty Finance, Wealth Advisory Services, Credit, and the Operations functions of the Bank reporting up through her. She remains an Executive Vice President of 1st Source Corporation. Ms. Short is a CPA and joined 1st Source’s Tax Department in 1998 and in 2001 was promoted to Assistant Vice President and Tax Director. She successfully moved up the ranks as Senior Vice President and Controller, then Executive Vice President and Chief Financial Officer, and finally as President of the Bank and Executive Vice President of the Corporation. In addition, Kevin C. Murphy has been named Chief Digital Officer and been promoted to Executive Vice President of the Bank and 1st Source Corporation. Other than interning with 1st Source as a CSR during his high school and college years, Mr. Murphy officially joined the Bank in 2006. His career has taken him through many different areas and management roles in the Bank: IT Web Development, Branch Systems, Treasury Products and Customer Support, Electronic Banking, Central Region President, Chief Information Officer and most recently as Group Head of IT, Marketing, and Digital Strategy. These two colleagues have demonstrated their belief in our values, selfless leadership, and their long-term commitment to the Mission and success of 1st Source. I continue as Chairman, President, and CEO of 1st Source Corporation and Chairman of 1st Source Bank, and look forward to continuing to work closely with Ms. Short and Mr. Murphy as well as the rest of our leadership team to build a strong and stable future for 1st Source, our clients, and shareholders,” Mr. Murphy concluded.

FULL YEAR AND FOURTH QUARTER 2022 FINANCIAL RESULTS
Loans
Annual average loans and leases of $5.57 billion increased $402.04 million, up 7.82% net of PPP loans from the full year 2021. Quarterly average loans and leases of $5.84 billion increased $631.29 million, up 12.13% net of PPP loans in the fourth quarter of 2022 from the year ago quarter and have increased $215.70 million net of PPP loans from the third quarter. PPP forgiveness and customer payments totaled $74.88 million for the full year of 2022 with less than $1 million remaining. Strong growth primarily within our specialty finance group portfolios drove total average loans and leases higher during the year.
Deposits
Annual average deposits for 2022 were $6.71 billion, an increase of $368.85 million, up 5.82% from 2021. Quarterly average deposits of $6.76 billion grew $57.89 million, up 0.86% for the quarter ended December 31, 2022 compared to the year ago quarter and have increased $85.23 million, up 1.28% compared to the third quarter. Deposit growth over the last year came from increased business, consumer and public funds. The deposit mix changed as the year progressed with clients moving their funds from non-maturity accounts to certificates of deposit due to the rate environment. Additionally, brokered deposits grew during the fourth quarter compared to the third quarter and the prior year’s fourth quarter.
Net Interest Income and Net Interest Margin
For the twelve months of 2022, tax-equivalent net interest income was $264.10 million, an increase of $27.00 million, up 11.39% compared to the full year 2021. Fourth quarter 2022 tax-equivalent net interest income of $71.67 million increased $11.49 million, up 19.10% from the fourth quarter a year ago and increased $2.55 million, or 3.70% from the third quarter. We recognized $2.70 million in PPP loan fees during the full year of 2022 and $0.12 million during the fourth quarter compared to $16.84 million in 2021 and $3.58 million in the previous fourth quarter.
Net interest margin for the year ending December 31, 2022 was 3.44%, an increase of 22 basis points from the 3.22% for the year ending December 31, 2021. Net interest margin on a tax-equivalent basis for the year ending December 31, 2022 was 3.45%, an increase of 22 basis points from the 3.23% for the year ending December 31, 2021. Non-recurring items during the year including PPP loans fees and net interest recoveries contributed six-basis points to the 22-basis point increase.
Fourth quarter 2022 net interest margin was 3.68%, an increase of 59 basis points from the 3.09% for the same period in 2021 and an increase of nine basis points from the prior quarter. Fourth quarter 2022 net interest margin on a fully tax-equivalent basis was 3.69%, an increase of 60 basis points from the 3.09% for the same period in 2021 and an increase of nine basis points from the 3.60% in the prior quarter. PPP loan fees and net interest recoveries had a positive three-basis point impact on the fourth quarter net interest margin compared to a positive 17-basis point impact during the fourth quarter of 2021.

Seven Federal Reserve rate increases totaling 425 basis points during 2022 contributed to net interest margin expansion as loans repriced faster than deposits during the year.
Noninterest Income
Noninterest income for the twelve months ended December 31, 2022 was $91.26 million, down $8.83 million or 8.82% compared to the twelve months ended December 31, 2021. Fourth quarter 2022 noninterest income of $23.28 million decreased $0.55 million, or 2.30% from the fourth quarter a year ago and increased $1.27 million or 5.78% from the third quarter.
Noninterest income during the twelve months ended December 31, 2022 was lower compared to a year ago mainly from a decline in mortgage banking origination volumes resulting in lower income from loans sold in the secondary market. Demand for mortgages has continued to decline with steep increases in interest rates that drove a precipitous decline in market activity. Noninterest income in 2022 was also impacted by lower equipment rental income due to a decrease in the size of the average equipment rental portfolio as demand for operating leases continues to decline, reduced trust and wealth advisory income based on lower market valuations of assets under management, fewer insurance commissions and a one-time write down of $0.37 million on small business capital investments. These decreases were offset by partnership investment gains on sale of renewable energy tax equity investments of $2.24 million, and increased deposit fee income.
The increase in noninterest income from the third quarter was mainly due to the aforementioned higher partnership investment gains on sale of renewable energy tax equity investments of $2.24 million offset by the aforementioned one-time $0.37 million write-down on small business capital investments and losses on the sale of available-for-sale securities.
Noninterest Expense
Noninterest expense for the twelve months ended December 31, 2022 was $184.70 million, a decrease of $1.45 million, or 0.78% compared to the same period a year ago. Fourth quarter 2022 noninterest expense of $48.38 million declined $0.37 million, or 0.76% from the fourth quarter a year ago and increased $3.05 million or 6.72% from the prior quarter.
The decrease in noninterest expense for 2022 from 2021 was primarily due to lower leased equipment depreciation resulting from a reduction in the average equipment rental portfolio, a $3.00 million charitable contribution made in 2021 not present in 2022, reduced legal fees, less incentive compensation awards and fewer group insurance claims. Those decreases were offset mainly by higher base salaries due to normal merit increases, an increase in the provision for unfunded loan commitments, a rise in software maintenance costs related to technology projects, and a higher valuation provision for interest rate swaps with customers.
The increase in noninterest expense from the third quarter was mainly due to a seasonal increase in group insurance claims, a rise in the provision for unfunded loan commitments, higher legal fees, and increased snow removal costs due to seasonal weather conditions offset by a lower valuation provision for interest rate swaps with customers.

Additionally, we had a one-time federal income tax adjustment during the fourth quarter 2022 related to disallowed compensation of $0.44 million which increased our fourth quarter effective tax rate.
Credit
The allowance for loan and lease losses as of December 31, 2022 was 2.32% of total loans and leases compared to 2.36% at September 30, 2022 and 2.38% at December 31, 2021. The allowance calculation includes PPP loans which are guaranteed by the SBA. Excluding those loans from the calculation results in an allowance which was unchanged at December 31, 2022 and September 30, 2022 and 2.42% at December 31, 2021.
Net charge-offs that have been recorded for the full year of 2022 were $1.47 million compared to net charge-offs of $8.86 million in 2021. This resulted in a charge-off ratio of 0.03% for 2022 compared to 0.16% for 2021. Net charge-offs of $1.81 million were recorded for the fourth quarter of 2022 compared with net charge-offs of $5.15 million in the same quarter a year ago and $0.30 million of net charge-offs in the previous quarter. Overall, construction equipment accounted for 75% of the net charge-offs for the year.
The provision for credit losses was $13.25 million for the twelve months ended December 31, 2022 and $5.34 million for the fourth quarter of 2022, an increase of $17.55 million and $6.46 million, respectively, compared with the same periods in 2021. The ratio of nonperforming assets to loans and leases was 0.45% as of December 31, 2022, compared to 0.48% on September 30, 2022 and 0.77% on December 31, 2021.
Capital
As of December 31, 2022, the common equity-to-assets ratio was 10.36%, compared to 10.20% at September 30, 2022 and 11.32% a year ago. The tangible common equity-to-tangible assets ratio was 9.45% at December 31, 2022 compared to 9.26% at September 30, 2022 and 10.39% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 13.19% at December 31, 2022 compared to 13.50% at September 30, 2022 and 13.72% a year ago.
Book value per share declined to $35.04 primarily due to non-credit-related, negative market value adjustments to our investment securities available-for-sale portfolio during the year. Market value adjustments of $137.83 million reduced common shareholders’ equity and were the result of interest rate increases, market spreads and market conditions subsequent to purchase.
During 2022, 149,819 shares were repurchased for treasury reducing common shareholders’ equity by $6.84 million. No shares were repurchased during the fourth quarter 2022.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.

1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 79 banking centers, 19 1st Source Bank Specialty Finance Group locations nationwide, nine Wealth Advisory Services locations and 10 1st Source Insurance offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
# # #
(charts attached)

1st SOURCE CORPORATION
4th QUARTER 2022 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
AVERAGE BALANCES
Assets	$8,171,095	$8,019,104	$8,111,055	$8,073,111	$7,731,147
Earning assets	7,707,769	7,615,593	7,715,838	7,661,168	7,338,639
Investments	1,795,200	1,863,979	1,715,227	1,845,351	1,443,380
Loans and leases	5,840,593	5,627,718	5,311,964	5,566,701	5,437,817
Deposits	6,758,465	6,673,239	6,700,575	6,711,376	6,342,527
Interest bearing liabilities	5,086,446	4,958,209	4,959,322	5,002,168	4,784,697
Common shareholders’ equity	846,449	873,209	918,950	872,721	906,951
Total equity	906,613	931,412	966,063	929,321	951,991
INCOME STATEMENT DATA
Net interest income	$71,455	$68,934	$60,067	$263,469	$236,638
Net interest income - FTE(1)	71,670	69,116	60,176	264,097	237,097
Provision (recovery of provision) for credit losses	5,342	3,167	(1,117)	13,245	(4,303)
Noninterest income	23,280	22,007	23,828	91,262	100,092
Noninterest expense	48,377	45,331	48,746	184,699	186,148
Net income	31,056	32,745	27,735	120,532	118,557
Net income available to common shareholders	31,068	32,737	27,723	120,509	118,534
PER SHARE DATA
Basic net income per common share	$1.25	$1.32	$1.11	$4.84	$4.70
Diluted net income per common share	1.25	1.32	1.11	4.84	4.70
Common cash dividends declared	0.32	0.32	0.31	1.26	1.21
Book value per common share(2)	35.04	33.50	37.04	35.04	37.04
Tangible book value per common share(1)	31.63	30.10	33.64	31.63	33.64
Market value - High	59.94	51.29	51.20	59.94	51.20
Market value - Low	46.40	42.38	45.91	42.29	38.73
Basic weighted average common shares outstanding	24,658,294	24,656,736	24,775,288	24,687,324	25,038,127
Diluted weighted average common shares outstanding	24,658,294	24,656,736	24,775,288	24,687,324	25,038,127
KEY RATIOS
Return on average assets	1.51%	1.62%	1.36%	1.49%	1.53%
Return on average common shareholders’ equity	14.56	14.87	11.97	13.81	13.07
Average common shareholders’ equity to average assets	10.36	10.89	11.33	10.81	11.73
End of period tangible common equity to tangible assets(1)	9.45	9.26	10.39	9.45	10.39
Risk-based capital - Common Equity Tier 1(3)	13.19	13.50	13.72	13.19	13.72
Risk-based capital - Tier 1(3)	14.84	15.24	15.50	14.84	15.50
Risk-based capital - Total(3)	16.10	16.50	16.76	16.10	16.76
Net interest margin	3.68	3.59	3.09	3.44	3.22
Net interest margin - FTE(1)	3.69	3.60	3.09	3.45	3.23
Efficiency ratio: expense to revenue	51.07	49.85	58.10	52.07	55.28
Efficiency ratio: expense to revenue - adjusted(1)	51.05	48.71	56.60	51.13	53.48
Net charge offs to average loans and leases	0.12	0.02	0.38	0.03	0.16
Loan and lease loss allowance to loans and leases	2.32	2.36	2.38	2.32	2.38
Nonperforming assets to loans and leases	0.45	0.48	0.77	0.45	0.77

	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
END OF PERIOD BALANCES
Assets	$8,339,416	$8,097,486	$8,029,359	$8,012,463	$8,096,289
Loans and leases	6,011,162	5,762,078	5,551,216	5,394,003	5,346,214
Deposits	6,928,265	6,621,231	6,744,896	6,673,092	6,679,065
Allowance for loan and lease losses	139,268	135,736	132,865	129,959	127,492
Goodwill and intangible assets	83,907	83,911	83,916	83,921	83,926
Common shareholders’ equity	864,068	826,059	856,251	864,850	916,255
Total equity	923,766	886,360	910,667	919,470	969,464
ASSET QUALITY
Loans and leases past due 90 days or more	$54	$165	$50	$274	$249
Nonaccrual loans and leases	26,420	27,813	33,490	35,435	38,706
Other real estate	104	—	—	—	—
Repossessions	327	26	102	73	861
Equipment owned under operating leases	22	1	43	343	1,518
Total nonperforming assets	$26,927	$28,005	$33,685	$36,125	$41,334
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	December 31,	September 30,	June 30,	December 31,
	2022	2022	2022	2021
ASSETS
Cash and due from banks	$84,703	$86,952	$116,915	$54,420
Federal funds sold and interest bearing deposits with other banks	38,094	30,652	164,848	470,767
Investment securities available-for-sale	1,775,128	1,801,194	1,836,389	1,863,041
Other investments	25,293	25,538	25,538	27,189
Mortgages held for sale	3,914	3,058	5,525	13,284
Loans and leases, net of unearned discount:
Commercial and agricultural	812,031	835,762	842,618	918,712
Solar	381,163	358,635	350,472	348,302
Auto and light truck	808,117	743,324	708,720	603,775
Medium and heavy duty truck	313,862	293,068	278,334	259,740
Aircraft	1,077,722	997,995	959,876	898,401
Construction equipment	938,503	878,692	803,734	754,273
Commercial real estate	943,745	937,423	931,058	929,341
Residential real estate and home equity	584,737	568,602	535,589	500,590
Consumer	151,282	148,577	140,815	133,080
Total loans and leases	6,011,162	5,762,078	5,551,216	5,346,214
Allowance for loan and lease losses	(139,268)	(135,736)	(132,865)	(127,492)
Net loans and leases	5,871,894	5,626,342	5,418,351	5,218,722
Equipment owned under operating leases, net	31,700	32,964	36,579	48,433
Net premises and equipment	44,773	44,837	45,250	47,038
Goodwill and intangible assets	83,907	83,911	83,916	83,926
Accrued income and other assets	380,010	362,038	296,048	269,469
Total assets	$8,339,416	$8,097,486	$8,029,359	$8,096,289

LIABILITIES
Deposits:
Noninterest bearing demand	$1,998,151	$2,047,328	$2,032,566	$2,052,981
Interest-bearing deposits:
Interest-bearing demand	2,591,464	2,527,461	2,644,590	2,455,580
Savings	1,198,191	1,267,531	1,282,791	1,286,367
Time	1,140,459	778,911	784,949	884,137
Total interest-bearing deposits	4,930,114	4,573,903	4,712,330	4,626,084
Total deposits	6,928,265	6,621,231	6,744,896	6,679,065
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	141,432	145,192	162,649	194,727
Other short-term borrowings	74,097	195,270	5,190	5,300
Total short-term borrowings	215,529	340,462	167,839	200,027
Long-term debt and mandatorily redeemable securities	46,555	47,587	48,459	71,251
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	166,537	143,082	98,734	117,718
Total liabilities	7,415,650	7,211,126	7,118,692	7,126,825

SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at December 31, 2022, September 30, 2022, June 30, 2022, and December 31, 2021, respectively	436,538	436,538	436,538	436,538
Retained earnings	694,862	671,541	646,600	603,787
Cost of common stock in treasury (3,543,388, 3,548,496, 3,555,267, and 3,466,162 shares at December 31, 2022, September 30, 2022, June 30, 2022, and December 31, 2021, respectively)	(119,642)	(119,743)	(119,876)	(114,209)
Accumulated other comprehensive loss	(147,690)	(162,277)	(107,011)	(9,861)
Total shareholders’ equity	864,068	826,059	856,251	916,255
Noncontrolling interests	59,698	60,301	54,416	53,209
Total equity	923,766	886,360	910,667	969,464
Total liabilities and equity	$8,339,416	$8,097,486	$8,029,359	$8,096,289

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Interest income:
Loans and leases	$79,244	$69,027	$58,327	$263,894	$235,031
Investment securities, taxable	6,970	6,691	5,091	26,294	17,767
Investment securities, tax-exempt	419	339	133	1,049	601
Other	627	421	430	2,579	1,373
Total interest income	87,260	76,478	63,981	293,816	254,772
Interest expense:
Deposits	12,746	6,556	2,624	25,231	12,276
Short-term borrowings	1,070	380	25	1,497	115
Subordinated notes	972	904	819	3,550	3,267
Long-term debt and mandatorily redeemable securities	1,017	(296)	446	69	2,476
Total interest expense	15,805	7,544	3,914	30,347	18,134
Net interest income	71,455	68,934	60,067	263,469	236,638
Provision (recovery of provision) for credit losses	5,342	3,167	(1,117)	13,245	(4,303)
Net interest income after provision for credit losses	66,113	65,767	61,184	250,224	240,941
Noninterest income:
Trust and wealth advisory	5,608	5,498	5,949	23,107	23,782
Service charges on deposit accounts	3,172	3,240	2,867	12,146	10,589
Debit card	4,669	4,628	4,619	18,052	18,125
Mortgage banking	819	864	1,913	4,122	11,822
Insurance commissions	1,535	1,695	1,549	6,703	7,247
Equipment rental	2,556	2,761	3,817	12,274	16,647
Losses on investment securities available-for-sale	(184)	—	—	(184)	(680)
Other	5,105	3,321	3,114	15,042	12,560
Total noninterest income	23,280	22,007	23,828	91,262	100,092
Noninterest expense:
Salaries and employee benefits	27,695	26,386	28,128	105,110	105,808
Net occupancy	2,811	2,582	2,624	10,728	10,524
Furniture and equipment	1,397	1,372	1,589	5,448	5,977
Data processing	5,963	5,802	5,026	22,375	19,877
Depreciation — leased equipment	2,111	2,233	3,132	10,023	13,694
Professional fees	2,039	1,539	3,102	7,280	8,676
FDIC and other insurance	943	939	844	3,625	2,677
Business development and marketing	1,471	1,415	1,200	5,823	8,013
Other	3,947	3,063	3,101	14,287	10,902
Total noninterest expense	48,377	45,331	48,746	184,699	186,148
Income before income taxes	41,016	42,443	36,266	156,787	154,885
Income tax expense	9,960	9,698	8,531	36,255	36,328
Net income	31,056	32,745	27,735	120,532	118,557
Net loss (income) attributable to noncontrolling interests	12	(8)	(12)	(23)	(23)
Net income available to common shareholders	$31,068	$32,737	$27,723	$120,509	$118,534
Per common share:
Basic net income per common share	$1.25	$1.32	$1.11	$4.84	$4.70
Diluted net income per common share	$1.25	$1.32	$1.11	$4.84	$4.70
Cash dividends	$0.32	$0.32	$0.31	$1.26	$1.21
Basic weighted average common shares outstanding	24,658,294	24,656,736	24,775,288	24,687,324	25,038,127
Diluted weighted average common shares outstanding	24,658,294	24,656,736	24,775,288	24,687,324	25,038,127

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,742,567	$6,970	1.59%	$1,816,138	$6,691	1.46%	$1,686,231	$5,091	1.20%
Tax-exempt(1)	52,633	525	3.96%	47,841	426	3.53%	28,996	163	2.23%
Mortgages held for sale	2,834	40	5.60%	4,272	58	5.39%	28,693	188	2.60%
Loans and leases, net of unearned discount(1)	5,840,593	79,313	5.39%	5,627,718	69,064	4.87%	5,311,964	58,218	4.35%
Other investments	69,142	627	3.60%	119,624	421	1.40%	659,954	430	0.26%
Total earning assets(1)	7,707,769	87,475	4.50%	7,615,593	76,660	3.99%	7,715,838	64,090	3.30%
Cash and due from banks	76,843			74,329			80,754
Allowance for loan and lease losses	(137,350)			(133,989)			(134,217)
Other assets	523,833			463,171			448,680
Total assets	$8,171,095			$8,019,104			$8,111,055

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$4,718,303	$12,746	1.07%	$4,634,092	$6,556	0.56%	$4,628,802	$2,624	0.22%
Short-term borrowings:
Securties sold under agreements to repurchase	137,248	18	0.05%	159,345	21	0.05%	194,678	24	0.05%
Other short-term borrowings	125,078	1,052	3.34%	57,609	359	2.47%	5,474	1	0.07%
Subordinated notes	58,764	972	6.56%	58,764	904	6.10%	58,764	819	5.53%
Long-term debt and mandatorily redeemable securities	47,053	1,017	8.58%	48,399	(296)	(2.43)%	71,604	446	2.47%
Total interest-bearing liabilities	5,086,446	15,805	1.23%	4,958,209	7,544	0.60%	4,959,322	3,914	0.31%
Noninterest-bearing deposits	2,040,162			2,039,147			2,071,773
Other liabilities	137,874			90,336			113,897
Shareholders’ equity	846,449			873,209			918,950
Noncontrolling interests	60,164			58,203			47,113
Total liabilities and equity	$8,171,095			$8,019,104			$8,111,055
Less: Fully tax-equivalent adjustments		(215)			(182)			(109)
Net interest income/margin (GAAP-derived)(1)		$71,455	3.68%		$68,934	3.59%		$60,067	3.09%
Fully tax-equivalent adjustments		215			182			109
Net interest income/margin - FTE(1)		$71,670	3.69%		$69,116	3.60%		$60,176	3.09%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Twelve Months Ended
	December 31, 2022			December 31, 2021
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,805,041	$26,294	1.46%	$1,410,797	$17,767	1.26%
Tax-exempt(1)	40,310	1,311	3.25%	32,583	741	2.27%
Mortgages held for sale	5,178	217	4.19%	17,026	448	2.63%
Loans and leases, net of unearned discount(1)	5,566,701	264,043	4.74%	5,437,817	234,902	4.32%
Other investments	243,938	2,579	1.06%	440,416	1,373	0.31%
Total earning assets(1)	7,661,168	294,444	3.84%	7,338,639	255,231	3.48%
Cash and due from banks	75,836			77,275
Allowance for loan and lease losses	(133,028)			(139,141)
Other assets	469,135			454,374
Total assets	$8,073,111			$7,731,147

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$4,673,494	$25,231	0.54%	$4,460,359	$12,276	0.28%
Short-term borrowings:
Securities sold under agreements to repurchase	166,254	85	0.05%	180,610	112	0.06%
Other short-term borrowings	48,716	1,412	2.90%	6,119	3	0.05%
Subordinated notes	58,764	3,550	6.04%	58,764	3,267	5.56%
Long-term debt and mandatorily redeemable securities	54,940	69	0.13%	78,845	2,476	3.14%
Total interest-bearing liabilities	5,002,168	30,347	0.61%	4,784,697	18,134	0.38%
Noninterest-bearing deposits	2,037,882			1,882,168
Other liabilities	103,740			112,291
Shareholders’ equity	872,721			906,951
Noncontrolling interests	56,600			45,040
Total liabilities and equity	$8,073,111			$7,731,147
Less: Fully tax-equivalent adjustments		(628)			(459)
Net interest income/margin (GAAP-derived)(1)		$263,469	3.44%		$236,638	3.22%
Fully tax-equivalent adjustments		628			459
Net interest income/margin - FTE(1)		$264,097	3.45%		$237,097	3.23%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Twelve Months Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
		2022	2022	2021	2022	2021
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$87,260	$76,478	$63,981	$293,816	$254,772
	Fully tax-equivalent adjustments:
(B)	- Loans and leases	109	95	79	366	319
(C)	- Tax-exempt investment securities	106	87	30	262	140
(D)	Interest income - FTE (A+B+C)	87,475	76,660	64,090	294,444	255,231
(E)	Interest expense (GAAP)	15,805	7,544	3,914	30,347	18,134
(F)	Net interest income (GAAP) (A–E)	71,455	68,934	60,067	263,469	236,638
(G)	Net interest income - FTE (D–E)	71,670	69,116	60,176	264,097	237,097
(H)	Annualization factor	3.967	3.967	3.967	1.000	1.000
(I)	Total earning assets	$7,707,769	$7,615,593	$7,715,838	$7,661,168	$7,338,639
	Net interest margin (GAAP-derived) (F*H)/I	3.68%	3.59%	3.09%	3.44%	3.22%
	Net interest margin - FTE (G*H)/I	3.69%	3.60%	3.09%	3.45%	3.23%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$71,455	$68,934	$60,067	$263,469	$236,638
(G)	Net interest income - FTE	71,670	69,116	60,176	264,097	237,097
(J)	Plus: noninterest income (GAAP)	23,280	22,007	23,828	91,262	100,092
(K)	Less: gains/losses on investment securities and partnership investments	(2,216)	(418)	(285)	(3,714)	(1,020)
(L)	Less: depreciation - leased equipment	(2,111)	(2,233)	(3,132)	(10,023)	(13,694)
(M)	Total net revenue (GAAP) (F+J)	94,735	90,941	83,895	354,731	336,730
(N)	Total net revenue - adjusted (G+J–K–L)	90,623	88,472	80,587	341,622	322,475
(O)	Noninterest expense (GAAP)	48,377	45,331	48,746	184,699	186,148
(L)	Less: depreciation - leased equipment	(2,111)	(2,233)	(3,132)	(10,023)	(13,694)
(P)	Noninterest expense - adjusted (O–L)	46,266	43,098	45,614	174,676	172,454
	Efficiency ratio (GAAP-derived) (O/M)	51.07%	49.85%	58.10%	52.07%	55.28%
	Efficiency ratio - adjusted (P/N)	51.05%	48.71%	56.60%	51.13%	53.48%

		End of Period
		December 31,	September 30,	December 31,
		2022	2022	2021
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total common shareholders’ equity (GAAP)	$864,068	$826,059	$916,255
(R)	Less: goodwill and intangible assets	(83,907)	(83,911)	(83,926)
(S)	Total tangible common shareholders’ equity (Q–R)	$780,161	$742,148	$832,329
(T)	Total assets (GAAP)	8,339,416	8,097,486	8,096,289
(R)	Less: goodwill and intangible assets	(83,907)	(83,911)	(83,926)
(U)	Total tangible assets (T–R)	$8,255,509	$8,013,575	$8,012,363
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	10.36%	10.20%	11.32%
	Tangible common equity-to-tangible assets ratio (S/U)	9.45%	9.26%	10.39%

Calculation of Tangible Book Value per Common Share
(Q)	Total common shareholders’ equity (GAAP)	$864,068	$826,059	$916,255
(V)	Actual common shares outstanding	24,662,286	24,657,178	24,739,512
	Book value per common share (GAAP-derived) (Q/V)*1000	$35.04	$33.50	$37.04
	Tangible common book value per share (S/V)*1000	$31.63	$30.10	$33.64
The NASDAQ Stock Market National Market Symbol: “SRCE” (CUSIP #336901 10 3)
Please contact us at shareholder@1stsource.com